EXHIBIT 99.1
Pacer International Reports Third Quarter Results
DUBLIN Ohio, October 24, 2013 (BUSINESS WIRE)—Pacer International, Inc. (Nasdaq: PACR), the asset-light North American freight transportation and logistics services provider, today reported financial results for the three and nine month periods ended September 30, 2013.

THIRD QUARTER RESULTS

•	Earnings per share more than doubled from the third quarter of 2012 to $0.08;

•
Total revenues decreased $98.9 million from the third quarter of 2012. As expected, the decrease was primarily due to the new cross border agreement with Union Pacific where we no longer collect and pass through the rail transportation costs to automotive intermediaries servicing the US-Mexico business;

•
Total cost of purchased transportation and services decreased $99.0 million from the third quarter of 2012. As expected, the decrease was primarily due to the implementation of the new cross border agreement with Union Pacific;

•
Income from operations increased $2.7 million from the third quarter of 2012 to $5.0 million, primarily due to improved gross margins in both the intermodal and logistics segments. Intermodal income from operations improved by $2.6 million or 29.9% and the logistics loss from operations decreased by $0.6 million or 26.1%;

•	Net income increased $1.7 million from the third quarter of 2012 to $2.8 million;

•	Cash on hand at September 30, 2013 improved to $39.7 million primarily due to $15.0 million in cash provided by operating activities during the quarter.

(In millions, except for per share data)

Selected Financial Data
	2013			2012
	Q1	Q2	Q3	Q3
Revenue	$232.7	$238.0	$250.0	$348.9
Cost of purchased transportation and services	177.9	181.2	192.2	291.2
Gross margin	$31.9	$32.7	$34.6	$31.7
Gross margin %	13.7%	13.7%	13.8%	9.1%
SG&A	$29.8	$29.9	$29.9	$29.6
Income from operations	$2.4	$3.0	$5.0	$2.3
Operating margin %	1.0%	1.3%	2.0%	0.7%
Net income	$1.3	$1.9	$2.8	$1.1
Earnings per share	$0.04	$0.05	$0.08	$0.03
“We continue to see improved operating results in our intermodal segment from the efforts we have taken to further lower our network costs through better management of our empty miles, network flows, and box utilization. Our logistics segment, while not yet profitable, has improved significantly over the last four quarters,” said Daniel W. Avramovich, Chairman and Chief Executive Officer.

YEAR-TO-DATE RESULTS

•	Earnings per share more than doubled from the 2012 period to $0.17;

•
Total revenues decreased $342.4 million from the 2012 period. As expected, the decrease was primarily due to the new cross border agreement with Union Pacific where we no longer collect and pass through the rail transportation costs to automotive intermediaries servicing the US-Mexico business;

•
Total cost of purchased transportation and services decreased $339.4 million from the 2012 period. As expected, the decrease was primarily due to the implementation of the new cross border agreement with Union Pacific;

•	Selling, general and administrative expenses decreased $1.8 million from the 2012 period, or 2.0%;

•
Income from operations increased $5.6 million from the 2012 period to $10.4 million. Intermodal income from operations improved by $5.6 million or 21.3% and the logistics loss from operations decreased by $0.7 million or 8.8%;

•	Net income increased $3.9 million from the 2012 period to $6.0 million.

(In millions, except for per share data)

Selected Financial Data
	2013	2012
	Year-to-Date	Year-to-Date
Revenue	$720.7	$1,063.1
Cost of purchased transportation and services	551.3	890.7
Gross margin	$99.2	$96.0
Gross margin %	13.8%	9.0%
SG&A	$89.6	$91.4
Income from operations	$10.4	$4.8
Operating margin %	1.4%	0.5%
Net income	$6.0	$2.1
Earnings per share	$0.17	$0.06

Certain reclassifications have been made to the 2012 operating expenses in order to conform to the 2013 presentation. The reclassifications had no impact on previously reported income. A tabular reconciliation detailing the reclassification amounts for 2012 is contained in the schedules attached to this press release.

2013 GUIDANCE
We are tightening our 2013 earnings per share guidance and reconfirming our 2013 revenue guidance. We expect 2013 earnings per share to range between $0.26 and $0.33 and revenues to range between $1.0 billion and $1.1 billion.
CONFERENCE CALL TODAY Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 8:30 a.m. EDT, today (Thursday, October 24, 2013). To participate, please call five minutes early by dialing (800) 230-1059 (in USA) and ask for “Pacer International Third Quarter Earnings Call.” International callers can dial (612) 234-9959.
An audio-only, simultaneous webcast of the live conference call can be accessed through the Investors link on the company’s website at www.pacer.com. For persons unable to participate in either the conference call or the webcast, a digitized replay will be available from October 24, 2013 at 11:00 a.m. EDT to November 24, 2013 at 11:59 p.m. EST. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (International), using access code 303541. During such period, the replay also can be accessed through the Investors link on the company’s website at www.pacer.com

USE OF NON-GAAP FINANCIAL MEASURES: From time to time in press releases regarding quarterly earnings, presentations and other communications, we may provide financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP").
These measures include adjusted results for 2012 which exclude from revenues and costs of purchased transportation, the rail transportation costs in our wholesale intermodal auto business that we no longer collect and pass through to automotive intermediaries servicing the US-Mexico business. Adjusted results for the three and nine months ended September 30, 2012 are set forth in the tables of this press release.
Management uses these non-GAAP measures in its analysis of the Company’s performance and regularly reports such information to our Board of Directors. Management believes that presentations of financial measures excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the operating results of our core businesses and allows investors, management and our Board to more easily compare operating results from period to period. However, the use of any such non-GAAP financial information should not be considered in isolation or as a substitute for revenues, net income or loss, operating income or loss, cash flows from operations or other income or cash flow data prepared in accordance with GAAP or as a measure of our profitability or liquidity. These non-GAAP measures may not be comparable to those used by other companies.
ABOUT PACER INTERNATIONAL (www.pacer.com)
Pacer International, a leading asset-light North American freight transportation and logistics services provider, offers a broad array of services to facilitate the movement of freight from origin to destination through its intermodal and logistics operating segments. The intermodal segment offers container capacity, integrated local transportation services, and door-to-door intermodal shipment management. The logistics segment provides truck brokerage, warehousing and distribution, international freight forwarding, and supply-chain management services. For more information on Pacer International visit www.pacer.com.
SOURCE: Pacer International, Inc.

CERTAIN FORWARD-LOOKING STATEMENTS - This press release contains or may contain forward-looking statements, including revenue and earnings per share guidance for 2013, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the current U.S. and global economic environment and the timing and strength of economic recovery in the U.S. and internationally; industry trends, including changes in the costs of services from rail, motor, ocean and air transportation providers; and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.
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INVESTOR CONTACT:
Pacer International, Inc.
Steve Markosky, 614-923-1703
VP, Investor Relations & Financial Planning & Analysis
steve.markosky@pacer.com
MEDIA CONTACT:
Princeton Partners
James Curtis
Account Executive
(609) 452-8500 x118;
jcurtis@princetonpartners.com

Pacer International, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	September 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$39.7	$20.2
Accounts receivable, net	109.6	132.7
Prepaid expenses and other	11.0	9.4
Deferred income taxes	2.2	2.4
Total current assets	162.5	164.7
Property and equipment
Property and equipment, cost	105.9	108.8
Accumulated depreciation	(59.2)	(62.0)
Property and equipment, net	46.7	46.8
Other assets
Deferred income taxes	8.7	12.6
Other assets	9.0	9.9
Total other assets	17.7	22.5
Total assets	$226.9	$234.0
Liabilities & Equity
Current liabilities
Accounts payable and other accrued liabilities	$98.5	$112.5
Long-term liabilities
Other	1.0	1.3
Total liabilities	99.5	113.8
Stockholders’ equity
Common stock	0.4	0.4
Additional paid-in capital	307.0	305.7
Accumulated deficit	(179.9)	(185.9)
Accumulated other comprehensive loss	(0.1)	—
Total stockholders’ equity	127.4	120.2
Total liabilities and stockholders’ equity	$226.9	$234.0

Pacer International, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in millions, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenues	$250.0	$348.9	$720.7	$1,063.1
Operating expenses:
Cost of purchased transportation and services	192.2	291.2	551.3	890.7
Direct operating expenses	23.2	26.0	70.2	76.4
Selling, general and administrative expenses	29.9	29.6	89.6	91.4
Other income	(0.3)	(0.2)	(0.8)	(0.2)
Total operating expenses	245.0	346.6	710.3	1,058.3
Income from operations	5.0	2.3	10.4	4.8
Interest expense	(0.4)	(0.3)	(0.9)	(1.1)
Income before income taxes	4.6	2.0	9.5	3.7
Income tax expense	(1.8)	(0.9)	(3.5)	(1.6)
Net income	$2.8	$1.1	$6.0	$2.1
Earnings per share:
Basic:
Earnings per share	$0.08	$0.03	$0.17	$0.06
Weighted average shares outstanding	35,325,993	35,087,082	35,270,337	35,064,057
Diluted:
Earnings per share	$0.08	$0.03	$0.17	$0.06
Weighted average shares outstanding	35,679,419	35,380,600	35,559,160	35,328,023

Pacer International, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Nine Months Ended
	September 30, 2013	September 30, 2012
Cash flows from operating activities
Net income	$6.0	$2.1
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6.3	5.8
Amortization of deferred gain on sale lease-back transactions	(0.6)	(0.6)
Deferred taxes	3.7	1.0
Stock based compensation expense	2.0	1.3
Change in operating assets and liabilities
Accounts receivable, net	23.1	(7.5)
Prepaid expenses and other	(1.6)	(1.2)
Accounts payable and other accrued liabilities	(13.2)	(4.6)
Other assets	0.9	0.9
Other liabilities	(0.2)	(1.1)
Net cash provided by (used in) operating activities	26.4	(3.9)
Cash flows from investing activities
Capital expenditures	(6.6)	(9.3)
Purchase of railcar assets	—	(28.4)
Net proceeds from sale lease-back transaction	—	30.2
Proceeds from sales of property and equipment	—	0.1
Net cash used in investing activities	(6.6)	(7.4)
Cash flows from financing activities
Debt issuance costs paid to third parties	—	(0.2)
Repurchase and retirement of Pacer common stock	—	(0.1)
Withholding tax paid upon vesting of restricted and performance stock units	(0.3)	(0.1)
Net cash used in financing activities	(0.3)	(0.4)
Net increase (decrease) in cash and cash equivalents	19.5	(11.7)
Cash and cash equivalents at beginning of period	20.2	24.0
Cash and cash equivalents at end of period	$39.7	$12.3

Pacer International, Inc.
Unaudited Results by Segment
(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013	2012	Change	% Change	2013	2012	Change	% Change
Revenues
Intermodal	$193.3	$291.0	$(97.7)	(33.6)%	$558.0	$882.7	$(324.7)	(36.8)%
Logistics	57.0	58.1	(1.1)	(1.9)	163.6	181.0	(17.4)	(9.6)
Inter-segment elimination	(0.3)	(0.2)	(0.1)	N/M	(0.9)	(0.6)	(0.3)	N/M
Total	250.0	348.9	(98.9)	(28.3)	720.7	1,063.1	(342.4)	(32.2)
Cost of purchased transportation and services
Intermodal	142.8	240.4	(97.6)	(40.6)	409.2	732.7	(323.5)	(44.2)
Logistics	49.7	51.0	(1.3)	(2.5)	143.0	158.6	(15.6)	(9.8)
Inter-segment elimination	(0.3)	(0.2)	(0.1)	N/M	(0.9)	(0.6)	(0.3)	N/M
Total	192.2	291.2	(99.0)	(34.0)	551.3	890.7	(339.4)	(38.1)
Direct operating expenses
Intermodal	23.2	26.0	(2.8)	(10.8)	70.2	76.4	(6.2)	(8.1)
Total	23.2	26.0	(2.8)	(10.8)	70.2	76.4	(6.2)	(8.1)
Gross margin
Intermodal	27.3	24.6	2.7	11.0	78.6	73.6	5.0	6.8
Logistics	7.3	7.1	0.2	2.8	20.6	22.4	(1.8)	(8.0)
Total	$34.6	$31.7	$2.9	9.1	$99.2	$96.0	$3.2	3.3
Gross margin percentage
Intermodal	14.1%	8.5%	5.6%		14.1%	8.3%	5.8%
Logistics	12.8	12.2	0.6		12.6	12.4	0.2
Total	13.8%	9.1%	4.7%		13.8%	9.0%	4.8%
Selling, general & administrative expenses
Intermodal	$16.0	$15.9	$0.1	0.6	$46.7	$47.3	$(0.6)	(1.3)
Logistics	9.3	9.6	(0.3)	(3.1)	28.7	30.6	(1.9)	(6.2)
Corporate	4.6	4.1	0.5	12.2	14.2	13.5	0.7	5.2
Total	29.9	29.6	0.3	1.0	89.6	91.4	(1.8)	(2.0)
Other income
Logistics	(0.3)	(0.2)	(0.1)	50.0	(0.8)	(0.2)	(0.6)	N/M
Total	(0.3)	(0.2)	(0.1)	50.0	(0.8)	(0.2)	(0.6)	N/M
Income (loss) from operations
Intermodal	11.3	8.7	2.6	29.9	$31.9	$26.3	$5.6	21.3
Logistics	(1.7)	(2.3)	0.6	26.1	(7.3)	(8.0)	0.7	8.8
Corporate	(4.6)	(4.1)	(0.5)	(12.2)	(14.2)	(13.5)	(0.7)	(5.2)
Total	5.0	2.3	2.7	N/M	10.4	4.8	5.6	N/M
Interest expense	(0.4)	(0.3)	(0.1)	(33.3)%	(0.9)	(1.1)	0.2	18.2%
Income tax	(1.8)	(0.9)	(0.9)	N/M	(3.5)	(1.6)	(1.9)	N/M
Net income	$2.8	$1.1	$1.7	N/M	$6.0	$2.1	$3.9	N/M

 Reclassifications of 2012 Quarterly Results to Conform to 2013 Presentation
For the Three and Nine Months Ended September 30, 2012
(in millions)

	Three Months Ended September 30, 2012			Nine Months Ended September 30, 2012
	As Originally Reported	Reclassification Amount 1/	As Reclassified	Originally Reported	Reclassification Amount 1/	As Reclassified
Cost of purchased transportation and services	$287.7	$3.5	$291.2	$880.6	$10.1	$890.7
Direct operating expenses	23.3	2.7	26.0	68.2	8.2	76.4
Selling, general and administrative expenses	33.5	(3.9)	29.6	103.7	(12.3)	91.4
Depreciation and amortization	2.1	(2.1)	—	5.8	(5.8)	—
Other income	$—	$(0.2)	$(0.2)	$—	$(0.2)	$(0.2)

	Three Months Ended September 30, 2012			Nine Months Ended September 30, 2012
	As Originally Reported	Reclassification Amount 1/	As Reclassified	Originally Reported	Reclassification Amount 1/	As Reclassified
Gross margin
Intermodal	$27.3	$(2.7)	$24.6	$81.8	$(8.2)	$73.6
Logistics	10.6	(3.5)	7.1	32.5	(10.1)	22.4
Total	$37.9	$(6.2)	$31.7	$114.3	$(18.3)	$96.0
Gross margin percentage
Intermodal	9.4%		8.5%	9.3%		8.3%
Logistics	18.2		12.2	18.0		12.4
Total	10.9%		9.1%	10.8%		9.0%

1/
Certain reclassifications have been made to the 2012 operating expenses in order to conform to the 2013 presentation.  The reclassifications had no impact on previously reported income.  Specifically, Pacer reclassified certain expenses from selling, general and administrative to costs of purchased transportation and services and direct operating expenses.  Pacer also reclassified depreciation and amortization as direct operating expenses and selling, general and administrative expenses.

Reconciliation of GAAP Results to Adjusted Results
For the Three and Nine Months Ended September 30, 2013 and 2012
(in millions)

	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012					Adjusted	% Adjusted
	GAAP	GAAP				Adjusted	Variance	Variance
	Results	Results		Adjustments		Results	2013 vs 2012	2013 vs 2012
Total revenues	$250.0	$348.9		$(95.9)	2/	$253.0	$(3.0)	(1.2)%
Total cost of purchased transportation and services	192.2	291.2	1/	(95.9)	2/	195.3	(3.1)	(1.6)
Total net revenue	$57.8	$57.7		$—		$57.7	$0.1	0.2
Total gross margin percentage	13.8%	9.1%	1/			12.5%	1.3%
Total operating margin percentage	2.0%	0.7%				0.9%	1.1%

Intermodal revenues	$193.3	$291.0		$(95.9)	2/	$195.1	$(1.8)	(0.9)
Intermodal cost of purchased transportation and services	142.8	240.4	1/	(95.9)	2/	144.5	(1.7)	(1.2)
Intermodal net revenue	$50.5	$50.6		$—		$50.6	$(0.1)	(0.2)%
Intermodal gross margin percentage	14.1%	8.5%	1/			12.6%	1.5%
Intermodal operating margin percentage	5.8%	3.0%				4.5%	1.3%

	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012					Adjusted	% Adjusted
	GAAP	GAAP				Adjusted	Variance	Variance
	Results	Results		Adjustments		Results	2013 vs 2012	2013 vs 2012
Total revenues	$720.7	$1,063.1		$(287.9)	2/	$775.2	$(54.5)	(7.0)%
Total cost of purchased transportation and services	551.3	890.7	1/	(287.9)	2/	602.8	(51.5)	(8.5)
Total net revenue	$169.4	$172.4		$—		$172.4	$(3.0)	(1.7)
Total gross margin percentage	13.8%	9.0%	1/			12.4%	1.4%
Total operating margin percentage	1.4%	0.5%				0.6%	0.8%

Intermodal revenues	$558.0	$882.7		$(287.9)	2/	$594.8	$(36.8)	(6.2)
Intermodal cost of purchased transportation and services	409.2	732.7	1/	(287.9)	2/	444.8	(35.6)	(8.0)
Intermodal net revenue	$148.8	$150.0		$—		$150.0	$(1.2)	(0.8)%
Intermodal gross margin percentage	14.1%	8.3%	1/			12.4%	1.7%
Intermodal operating margin percentage	5.7%	3.0%				4.4%	1.3%

1/	2012 GAAP results are after reclassification of certain selling, general and administrative expenses to cost of purchased transportation.
2/
Effective January 1, 2013, we now act as Union Pacific's network manager for US-Mexico cross-border shipments. We are compensated on a fee basis for such services and these fees are recorded as revenues in 2013. We no longer collect and pass through the rail transportation costs to automotive intermediaries servicing the US-Mexico business. Accordingly, adjustments were made to exclude these costs from revenues and cost of purchased transportation to present 2012 on a net basis.